EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ultimate Electronics, Inc. Amended and Restated 2000 Equity Incentive Plan and the Ultimate Electronics, Inc. Amended and Restated Employee Stock Purchase Plan of our report dated March 11, 2002, with respect to the consolidated financial statements and schedule of Ultimate Electronics, Inc. included in the Annual Report (Form 10-K/A-1) for the year ended January 31, 2002.


                                          /s/ ERNST & YOUNG, LLP

Denver, Colorado
December 30, 2002